UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report October 9, 2000

                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   0-8936
                          (Commission File Number)

       Washington                                  04-2454559
(State of Incorporation)             (I.R.S. Employer Identification Number)

             7030 220th SW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)

                                (425)771-2182
            (Registrant's telephone number, including area code)


Item 5. Other Events

Datamarine International, Inc. announced that on September 27, 2000 it had repurchased its subordinated debenture from the holder, Alta Subordinated Debt Partners III, L.P. ("Alta".) The debenture's scheduled maturity date was December 19, 2000, but an agreement reached earlier this year gave Datamarine the option to purchase the debenture for $2,200,000 by September 30, 2000.

In addition to eliminating Alta's rights to approximately 200,000 Datamarine common shares, the Company will realize a gain of approximately $900,000 on the debt retirement. Datamarine's repurchase of the debenture also causes all claims and counterclaims in the matter of Alta Subordinated Debt Partners III, L.P. v. Datamarine International, Inc. to be dismissed.


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Datamarine International, Inc.
                                                (Registrant)



Date: October 9, 2000                  /S/ JAN KALLSHIAN
      ---------------                  -----------------
                                       Jan Kallshian
                                       Chief Financial Officer